EXHIBIT 10.175
WORKERS’ COMPENSATION CATASTROPHE EXCESS OF LOSS
REINSURANCE CONTRACT
No. 2010300
EFFECTIVE JANUARY 1, 2010
between
PEERLESS INSURANCE COMPANY
Keene, New Hampshire
and
The reinsurers subscribing to the respective
Interests and Liabilities Agreements attached to
and forming part of this Contract

Effective: January 1, 2010	2010 Agency Markets Workers’
Compensation Catastrophe
Reinsurance Contract No.
2010300

WORKERS’ COMPENSATION CATASTROHE EXCESS OF LOSS REINSURANCE
CONTRACT No. 2010300

Clause	Article No.	Page

ACCESS TO RECORDS (LM-00100-2009.09.29-A) (AM)	16	11
ARBITRATION (LM-00200-2009.10.26-A)	19	14
ASSIGNMENT, NOVATION or TRANSFER (LM-00300-2008.05.13-A)	4	2
BUSINESS COVERED	1	1
COMMENCEMENT AND EXPIRATION	2	1
COMMUTATION (LM-02602-2009.11.20-W)	13	8
CONFIDENTIALITY (LM-00400-2009.11.03-A)	26	22
CURRENCY (LM-00500-2009.09.29-WCCat)	15	11
DEFINITIONS	5	2
DEFINITION OF LOSS OCCURRENCE	10	6
DIVIDENDS AND TAXES (LM-00600-2009.03.10-A)	21	18
ENTIRE AGREEMENT (LM-00701-2008.08.15-A)	29	24
ERRORS OR OMISSIONS (LM-00800-2005.06.02-A)	17	13
EXCLUSIONS	6	2
EXTRA CONTRACTUAL OBLIGATIONS (LM-00900-2009.09.29-A) (AM)	11	7
FEDERAL EXCISE TAX (LM-01000-2008.08.15-A)	22	18
FEDERAL TERRORISM EXCESS RECOVERY (LM-01100-2008.08.06-A)	30	24
GOVERNING LAW (LM-01200-2008.09.18-A)	27	24
INSOLVENCY (LM-01300-2009.09.03-A-WC)	18	13
INTEREST PENALTY (LM-01400-2005.08.24-A) (AM)	20	17
LOSS ADJUSTMENT AND SETTLEMENT (LM-01500-2009.09.29-A) (AM)	9	6
LOSS IN EXCESS OF POLICY LIMITS (LM-01600-2009.09.29-A) (AM)	12	8
OFFSET (LM-01701-2005.06.02-A)	23	18
REINSURER CLAIMS OBLIGATIONS (LM-03100-2008.07.21-A) (AM)	32	31
SALVAGE AND SUBROGATION (LM-01800-2008.08.15-A) (AM)	14	10
SELF INSURED OBLIGATIONS	7	4
SERVICE OF SUIT (LM-01900-2009.09.29-A)	24	19
SEVERABILITY (LM-02000-2005.06.02-A)	28	24
SPECIAL CONDITIONS (LM-02103-2009.12.09-W) (AM)	31	25
TERRITORY (LM-02201-2005.06.02-A)	3	2
ULTIMATE NET LOSS (LM-02400-2009.09.30-A) (AM)	8	5
UNAUTHORIZED REINSURANCE (LM-02500-2009.12.09-A) (AM)	25	20
WORKERS’ COMPENSATION SECURITY DEPOSIT (LM-3700-2009.09.17-W)	33	31
ATTACHMENTS:
EXHIBIT A — FIRST EXCESS OF LOSS — $100,000,000 x $100,000,000
EXHIBIT B — SECOND EXCESS OF LOSS — $100,000,000 x $200,000,000
WAR AND TERRORISM EXCLUSION ENDORSEMENT (NBCR) (LM-03200-2008.08.06-W)

Effective: January 1, 2010	2010 Agency Markets Workers’
Compensation Catastrophe
Reinsurance Contract No.
2010300

WORKERS’ COMPENSATION CATASTROPHE
EXCESS OF LOSS REINSURANCE CONTRACT No. 2010300
(hereinafter referred to as the “Contract”)
The reinsurers subscribing to the respective
Interests and Liabilities Agreements attached to
and forming part of this Contract
(hereinafter referred to as the “Subscribing Reinsurer”)
does hereby indemnify, as herein provided and specified, the
PEERLESS INSURANCE COMPANY
Keene, New Hampshire
(hereinafter referred to as the “Company”).
ARTICLE 1 — BUSINESS COVERED
The Subscribing Reinsurer hereby agrees to indemnify the Company for all slims paid or payable for losses occurring during the term of this Contract under in force, new and renewed Workers’ Compensation Policies, as defined herein, to the extent and on the terms and conditions and subject to the exceptions, exclusions and limitations hereinafter set forth and as provided in Exhibits A and B which are attached hereto and made part of this Contract. For purposes of identification, Exhibits A and B are entitled as follows:
EXHIBIT “A” —	FIRST WORKERS’ COMPENSATION CATASTROPHE EXCESS OF LOSS REINSURANCE — ALL PERILS ($100,000,000 excess $100,000,000)

EXHIBIT “B” —	SECOND WORKERS’ COMPENSATION CATASTROPHE EXCESS OF LOSS REINSURANCE — ALL PERILS ($100,000,000 excess $200,000,000)
ARTICLE 2 — COMMENCEMENT AND EXPIRATION
A.	This Contract shall be effective 12:01 a.m., Local Standard Time, January 1, 2010 and shall remain in full force and effect until 12:01 a.m., Local Standard Time, January 1, 2011, in respect of Loss Occurrences taking place during said period, unless terminated earlier as provided herein. Local Standard Time refers to the location of the risk.

B.	The Subscribing Reinsurer shall have no liability for losses arising out of occurrences commencing after the effective time and date of expiration.

C.	If this Contract expires while a Loss Occurrence covered hereunder is in progress, the Subscribing Reinsurer shall indemnify the Company as if the entire Loss Occurrence had occurred during the term of this Contract.

Effective: January 1, 2010	2010 Agency Markets Workers’
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2010300

ARTICLE 3 — TERRITORY (LM-02201-2005.06.02-A)
This Contract is worldwide in scope and shall cover risks wherever located.
ARTICLE 4 — ASSIGNMENT, NOVATION, OR TRANSFER (LM-00300-2008.05.13-A)
This Contract shall be binding upon and inure to the benefit of the Company and the Subscribing Reinsurer and their respective successors and assigns provided, however, that this Contract may not be assigned, novated or transferred, including any attempted transfer of rights and/or obligations under any U.S. or foreign statute, legislation or jurisprudence, by either the Company or the Subscribing Reinsurer, or as the result of the action(s) of a parent company or an affiliated entity of either, without the prior written consent of the other. In the event of any assignment, novation or transfer, the assignor, novator or transferor shall remain liable under this Contract, and further guarantees the performance of all obligations of any assignee, novatee or transferee under this Contract. Notwithstanding the foregoing, the Company may assign this Contract to an insurance entity controlling, controlled by or under common control with the Company, without the Subscribing Reinsurer’s written consent.
ARTICLE 5 — DEFINITIONS
A.	The term “Affiliate” or “Affiliates”, as used in this Contract, means an entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company.

B.	The term “Policy” or “Policies,” as used in this Contract, means any written or oral binder, policy, cover note, or contract of insurance or reinsurance and/or any endorsement to any of the foregoing, issued, accepted, or held covered provisionally or otherwise, by or on behalf of the Company or a Legal Entity (hereinafter each referred to as a “Legal Entity” and, collectively, the “Legal Entities”), and reinsured, directly or indirectly, by the Company and identified as belonging to the Agency Markets strategic business unit of the Liberty Mutual Group.

C.	The term “Workers’ Compensation Policies,” as used in this Contract, means Workers’ Compensation Policies, including all Policies providing coverage for benefits or other amounts payable under any workers compensation law or any similar law; Employer’s Liability coverage under any Policy; Foreign Voluntary Workers’ Compensation coverage under any Policy, Foreign Workers’ Compensation coverage under any Policy; and Excess Workers’ Compensation and Employer’s Liability coverage under any Policy.
ARTICLE 6 — EXCLUSIONS
A.	This Contract does not apply to and specifically excludes the following:

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Section 1
a.	Occupational Disease unless arising from a sudden and accidental event of not more than forty-eight (48) hours in duration.

b.	Cumulative Trauma,

c.	Nuclear Accident.

d.	All liability of the Company or a Legal Entity arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. “Insolvency fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by the Company or a Legal Entity of part or all of any claim, debt, charge, fee or other obligation of any insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

e.	Reinsurance Assumed except for any Workers’ Compensation business assumed by the Company or a Legal Entity through inter-company reinsurance agreements between the members of the Agency Markets strategic business unit, business classified as reinsurance written by the Company or a Legal Entity for and on behalf of a direct insured, or business assumed from OneBeacon insurance Group.

f.	War and Terrorism as per the attached War and Terrorism Exclusions Endorsement (NBCR).
Section 2
a.	Offshore Oil Rigs.

b.	Jones Act.

c.	Professional Sports Teams.

d.	Airline Crews, except USAIG business Written on behalf of the Company.

e.	Any of the following occupations, employments or risks (except when not disclosed to the Company or a Legal Entity), when incidental to a non- excluded risk (the Company to be the sole judge of what is incidental) or when insured through voluntary or statutory pools or assigned risk plans):
1)	The navigation and operation of vessels on the high seas in foreign commerce;

2)	Underground coal mining;

3)	Fireworks manufacturing;

4)	Manufacturing of fuses used with explosive risks and fireworks;

5)	Explosive risks, as per the following:

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(i)	Manufacture of any explosive substance intended for use as an explosive;

(ii)	Manufacture of any product, other than Fireworks and Fuses, in which any such explosive substance is an ingredient;

(iii)	The loading of any such explosive substance into containers for use as explosive objects, propellant charges or detonating devices, and the incidental storage thereof;

(iv)	Handling, transportation or storage of any such explosive substance intended solely for war purposes.
B.	If any risks reinsured hereunder, but failing within the scope of the exclusions in Section 2 are assigned to the Company or a Legal Entity under any assigned risk plan, the coverage afforded by this Contract shall apply to such risks, but only for the Policy limits prescribed by said plan, and subject to the limits of this Contract.

C.	The above exclusions within Section 2 shall not apply when they are merely incidental to the main operations of the insured, provided such main operations are covered by the Company or a Legal Entity and are not themselves excluded from the scope of this Contract. The Company shall be the sole judge of what is “incidental”.

D.	Should the Company or a Legal Entity, by reason of an inadvertent act, error, or omission, be bound to afford coverage excluded hereunder within Section 2 the Subscribing Reinsurer shall waive the exclusion(s). The duration of said waiver shall not extend beyond the time that notice of such coverage has been received by the responsible underwriting authority of the Company or a Legal Entity plus the minimum time period required thereafter for the Company or a Legal Entity, as applicable, to terminate such coverage.

E.	The Company may submit to the Subscribing Reinsurer for special acceptance hereunder, business not covered by this Contract. If said business is accepted by the Subscribing Reinsurer, it shall be subject to the terms of this Contract, except as such terms are modified by such acceptance. Any special acceptance business covered under the reinsurance agreement being replaced by this Contract shall be automatically covered hereunder. Further, should the Subscribing Reinsurer become a party to this Contract subsequent to the acceptance of any business not normally covered hereunder, they shall automatically accept same as being a part of this Contract.
ARTICLE 7 — SELF-INSURED OBLIGATIONS
A.	A Policy issued by the Company or a Legal Entity wherein the Company or a Legal Entity, as applicable, is named as the insured either alone or jointly with another party shall, subject to the other terms and conditions of this Contract, be deemed to be a Policy coming within the scope of this Contract, notwithstanding that no legal liability may arise in respect thereof by reason of the fact that the Company or a Legal Entity is the insured or one of the insureds.

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B.	Any such Policy shall have been issued prior to loss on the same form and at the same premium as if the insured and the Company or a Legal Entity were dealing at arm’s length and claims, if any, under such Policy shall be settled strictly in accordance with the Policy conditions.
ARTICLE 8 — ULTIMATE NET LOSS (LM-02400-2009.09.30-A) (AM)
A.	“Ultimate Net Loss” as used in this Contract shall mean: (1) all amounts paid or due and payable by the Company or a Legal Entity in the investigation, appraisal, adjustment, settlement, litigation, defense or appeal, or payment of claims or judgments arising from each and every loss, and/or loss occurrence for which the Company or a Legal Entity is or may be found liable under the Policies, less salvages and subrogation recoveries and amounts recovered or recoverable under pooling agreements or other reinsurances, whether collectible or not. “Ultimate Net Loss” includes, but is not limited to, the following paid or due and payable amounts: loss adjustment expenses, defense costs, court costs, supersedeas and appeal bond costs, Post or Prejudgment Interest or Delayed Damages, Attorneys Fees and Expenses, Claim-Specific Declaratory Judgment Expenses, a pro rata share of salaries and expenses of the Company’s or its Affiliates’ field employees according to the time occupied in adjusting, defending, and settling such loss, and expenses of all of the Company’s or its Affiliates’ officers and employees incurred in connection with the loss; (except that salaries of officers and employees engaged in general management of the Company of its Affiliates and any office expense of the Company or its Affiliates shall not be included), and all other costs of investigation or litigation for which the Company or a Legal Entity is or may be found liable under the Policies, (2) Extra Contractual Obligations (as defined in the Extra Contractual Obligations Article), and (3) Loss in excess of original Policy limits (as described in the Loss in Excess of Original Policy Limits Article).

B.	Nothing herein shall be construed to mean that losses under this Contract are not recoverable until the Ultimate Net Loss has been ascertained.

C.	“Claim-Specific Declaratory Judgment Expenses” shall mean the fees and expenses incurred in actions brought to determine whether the Company or a Legal Entity has a defense and/or indemnification obligation for individual claims presented against Policies covered under this Contract. Any Claim-Specific Declaratory Judgment Expense shall be deemed to have been fully incurred on the same date as the insured’s original loss or loss occurrence (if any) giving rise to the action, unless otherwise provided for within this Contract.

D.	“Attorneys’ Fees and Expenses” as used above, shall mean all fees and expenses of attorneys, including but not limited to the fees and expenses of the Company’s or its Affiliates’ in-house attorneys providing legal advice on coverage questions and/or defending the Company or a Legal Entity in coverage litigation, and fees and expenses of staff counsel in the defense of

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policyholder claims. Such Attorneys’ Fees and Expenses for in-house attorneys and staff counsel shall be calculated at the rate for such attorneys plus the expenses incurred by such attorneys, but excluding office expenses of the Company and its Affiliates and salaries and expenses of their other employees.

E.	“Post or Prejudgment Interest or Delayed Damages” shall mean interest or damages added to a settlement, verdict, award, or judgment based on the period of time prior to or after the settlement, verdict, award, or judgment whether or not expressly identified as such.
ARTICLE 9 — LOSS ADJUSTMENT AND SETTLEMENT (LM-01500-2009.09.29-A) (AM)
A.	The Company shall give notice, as soon as practicable, to the Subscribing Reinsurer of any claim that it has reason to believe could involve this Contract. The Company shall keep the Subscribing Reinsurer informed of significant developments likely to affect the cost of any claim or claims hereunder.

B.	The Company or a Legal Entity may commence, continue, defend, settle, or withdraw from actions, suits, or prosecutions and, generally, do all such things relating to any claim or loss in which the Subscribing Reinsurer is interested as, in the Company’s or a Legal Entity’s judgment, may be beneficial or expedient to the Company and the Subscribing Reinsurer. The Company and the Legal Entities shall be the sole judges as to what claims are covered under the Policies. All of the Ultimate Net Loss and/or Loss Occurrences, as well as all loss settlements made and judgments paid by the Company or a Legal Entity, provided they are within the terms of this Contract either under the strict conditions of the Policies or by way of compromise, shall be unconditionally binding upon the Subscribing Reinsurer, who agrees to pay all amounts for which they are liable immediately upon reasonable evidence of the amount due being furnished to the Subscribing Reinsurer by the Company. The true intent of this Contract is that the Subscribing Reinsurer shall, in every case to which this Contract applies, follow the settlements and the fortunes of the Company and the Legal Entities.
ARTICLE 10 — DEFINITION OF LOSS OCCURRENCE
A.	The term “Loss Occurrence”, as used in this Contract, shall mean any one accident or occurrence or series of accidents or occurrences arising out of one event. All losses that are attributable directly or indirectly to one cause or one series of similar causes shall be deemed to constitute one event.

B.	As regards an act of Terrorism, multiple incidents which occur within one hundred sixty-eight (168) hour period and appear to be carried out in concert or to have a related purpose or common leadership shall be considered one “Loss Occurrence”.

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C.	An act of terrorism means any activity that (1) involves a violent act or the unlawful use of force or an unlawful act dangerous to human life, tangible or intangible property or infrastructure, or threat thereof; and (2) appears to be intended to (i) intimidate or coerce a civilian population, or any segment thereof, or (ii) disrupt any segment of the economy of a government de jure or de facto, state, or country; or (iii) overthrow, influence, or affect the conduct or policy of any government de jure or de facto by intimidation or coercion; or (iv) affect the conduct of a government de jure or de facto by mass destruction, assassination, kidnapping or hostage-taking.

D.	However, with respect to Natural Disasters the term “Loss Occurrence” shall mean any one or more occurrences, disasters or casualties arising out of or caused by the perils described below (a natural Act of God) during any continuous period of one hundred sixty-eight (168) hours.
1.	As regards the perils of tornado, cyclone, windstorm, hurricane and/or hail, including ensuing storm surge or collapse, “Loss Occurrence” shall mean all losses occasioned by tornadoes, cyclones, windstorm, hurricanes or hailstorms, including ensuing storm surge or collapse, occurring during any continuous period of one hundred sixty-eight (168) hours, and arising from the same atmospheric disturbance;

2.	As regards the peril of earthquake, “Loss Occurrence” shall mean all losses occasioned by earthquakes, including ensuing fire, flood or tidal wave occurring during any continuous period of one hundred sixty-eight (168) hours;

3.	As regards the following perils, “Loss Occurrence” shall mean all losses occasioned by the following perils during any continuous period of one hundred sixty-eight (168) hours:
a)	Volcanic eruption;

b)	Flood, tides, tidal waves;

c)	Landslide/mudslide;

d)	Meteors.
ARTICLE 11 — EXTRA CONTRACTUAL OBLIGATIONS (Lm-00900-2009.09.29-a) (Am)
A.	This Contract shall protect the Company within the limits hereof for 100% of Extra Contractual Obligations. “Extra Contractual Obligations” are defined as any actual or potential liabilities not covered under any other provision of this Contract, arising from or relating to any alleged or actual act, error or omission, whether intentional or otherwise, or from any alleged or actual negligence, tortious conduct, reckless conduct, violations of statutes or regulations governing the conduct of insurance companies and/or claims adjusters, or bad faith in connection with: (i) the handling of any claim under the Policies, such liabilities arising because of, but not limited to, the following: failure by the Company, a Legal Entity or by a third party claims administrator to settle within the Policy limit,

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or by reason of alleged or actual negligence, fraud or bad faith of the Company, a Legal Entity or by a third party claims administrator in rejecting an offer of settlement, or in defending or prosecuting litigation, including appeals, arbitration, or any alternative dispute resolution or settlement discussions involving any claim; or (ii) the providing of or failure to provide any loss control or loss prevention services in connection with any Policy hereunder.
B.	The date on which any Extra Contractual Obligation is incurred shall be deemed, in all circumstances, to be the date of the original occurrence, Loss Occurrence, accident, casualty, disaster, or loss, as determined by the Company.
C.	However, this Article shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company or a Legal Entity acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.
ARTICLE 12 — LOSS IN EXCESS OF ORIGINAL POLICY LIMlTS (LM-01600-2009.09.29-A) (AM)
A.	This Contract shall protect the Company within the limits hereof, for 100% of any Loss in excess of the original Policy limit where Loss in excess of the limit has been incurred because of a failure by the Company, or a Legal Entity or by a third-party claims administrator to settle within the Policy limit or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in defending or prosecuting litigation, including appeals, arbitration, or any alternative dispute resolution or settlement discussions involving any claim.

B.	However, the above paragraph shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company or a Legal Entity acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

C.	With regard to excess of Policy limits, the word “Loss” shall mean any amounts for which the Company or a Legal Entity would have been contractually liable to pay had it not been for the limit of the original Policy. The date on which any Loss in excess of the original Policy limit is incurred by the Company or a Legal Entity shall be deemed, in all circumstances, to be the date of the original occurrence, accident, casualty, disaster, loss occurrence or Loss, as determined by the Company.
ARTICLE 13 — COMMUTATION (Lm-02602-2009.11.20-w)
A.	Eighty-four (84) months after the expiration of this Contract, the Company and any Subscribing Reinsurer may mutually agree to commute any and/or all claims, both reported and unreported and not finally settled which are likely to result in a claim under this Contract. Such commutation shall proceed as follows:

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1.	The Company shall prepare and send a statement of commutation value to the Subscribing Reinsurer in respect of such claim(s).

2.	The Company and the Subscribing Reinsurer shall attempt to reach settlement by mutual agreement as to the commutation value.

3.	The commutation value shali be calculated in accordance with the following assumptions and methodologies:
a.	Mortality assumptions shall be calculated from the latest available United States (U.S.) Census Table as follows:
•	Survivor Benefits — Total Female or Male, whichever applies

•	Disability Benefits — Total Population
The mortality assumptions should reflect: (a) the mortality improvement since the publication of the most recent U.S. Census Table, and (b) the life impairment of the injured worker as determined by the Company.

b.	Remarriage expectations shall be in accordance with the assumptions used by the National Council on Compensation Insurance in its statistical tables, adjusted for the gender of the survivor.

c.	For all future medical costs, projected cash payments shall be based upon the Company’s projected estimate of long-term medical care and rehabilitation requirements, using the average annual Medical Consumer Price Index (CPI) escalation rate of the past twenty (20) years using the most recent published tables, going back twenty (20) years.

d.	For all future indemnity costs, projected cash payments shall be calculated based upon the average historical actual Cost-Of- Living Adjustment (COLA) over however many years of information are available, but no more than twenty (20) years; up through the most recent published data that is available from the State or Federal governing body over Workers Compensation, whichever may apply.

e.	The annual interest discount percentage shall be calculated as the average yield to maturity of all United States Treasury Bonds maturing during the calendar quarter that is fifteen (15) years after the calendar quarter in which the commutation value is calculated.

f.	The commutation value shall be the total amount of all payments made by the Company for which the Subscribing Reinsurer has not paid its share, plus the discounted present value of all projected future payments as determined by the above calculations.

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g.	The commutation value with respect to each injured worker or fatality shall then be capped at $10,000,000.

h.	The resulting calculations for each claim shall then be summed together. The Company’s retention shall then be subtracted from this amount and the Subscribing Reinsurer shall pay its share of such total.
B.	In the event the Company and the Subscribing Reinsurer are unable to reach agreement on the commutation value, then the Company and the Subscribing Reinsurer shall, within four (4) weeks from the written request of either party, mutually appoint an independent actuary or, in the event that they fail to agree on the selection of an independent actuary within four (4) weeks, each party shall name three independent actuaries of which the other party shall decline two, and the final selection shall be made by drawing lots. All independent actuary candidates shall be disinterested in the outcome of the commutation and shall be Fellows of the Society of Actuaries/Fellows of the Casualty Actuarial Society. The appointed independent actuary shall investigate, determine, and value the claim(s) using the assumptions and methodologies set forth above. The independent actuary’s determination of the commutation value shall be final and binding. Payment of the commutation value shall be due immediately upon receipt of the independent actuary’s decision. Payment of the commutation value by the Subscribing Reinsurer to the Company or any other third party mutually agreed upon by the Subscribing Reinsurer and the Company shall constitute a complete release of the Subscribing Reinsurer from liability for each such claim.

C.	The cost of the independent actuary shall be split evenly between the Company and the Subscribing Reinsurer. The commutation process described in this Article shall not be subject to any other dispute resolution process, including but not limited to the Arbitration Article of this Contract.

D.	This Article does not preclude termination or commutation of this Contract as provided in the Special Conditions Article.
ARTICLE 14 — SALVAGE AND SUBROGATION (Lm-01800-2008.08.15-A) (AM)
A.	The Subscribing Reinsurer shall be credited with its share of salvage and/or subrogation in respect of claims and settlements under this Contract, less its share of recovery expense. Unless the Company agrees to waive such rights in the settlement of a disputed claim, or the Company and Subscribing Reinsurer agree to the contrary, the Company and the Legal Entities shall enforce the right to salvage and/or subrogation and shall prosecute all claims arising out of such right. Should the Company or the Legal Entities refuse or neglect to enforce this right, the Subscribing Reinsurer is hereby empowered and authorized to institute appropriate action in the name of the Company or the Legal Entities, as applicable.

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B.	Amounts recovered from salvage and/or subrogation and the expense of any salvage and/or subrogation proceedings brought by the Company or the Subscribing Reinsurer to enforce such rights shall be apportioned between the Company and the Subscribing Reinsurer in the ratio of their respective interests in the total salvage and/or subrogation recovery, and shall be in addition to the limits hereon. In the event there is a failure to obtain a salvage and/or subrogation recovery, the expense of the proceedings shall be apportioned between the Company and the Subscribing Reinsurer in the ratio of their respective interests in the total loss.

C.	All salvage and/or subrogation recoveries obtained by either party, subsequent to payments made by the Subscribing Reinsurer under this Contract, shall be applied as if obtained prior to said payments and all necessary adjustments shall be made between the Company and the Subscribing Reinsurer as soon as practicable after said salvage and/or subrogation recovery is obtained.

D.	The Company or a Legal Entity shall have the right, before the happening of the loss, to waive its right of subrogation as to that loss.
ARTICLE 15 — CURRENCY (LM-00500-2009.09.29-WCCat)
Whenever a reference to a monetary currency appears in this Contract, it shall be construed to mean United States Dollars ($). All amounts paid or received by the Company in any other currency shall be converted into United States Dollars at the rate of exchange on the date at which it is entered on the books of the Company.
ARTICLE 16 — ACCESS TO RECORDS (LM-00100-2009.09.29-A) (AM)
A.	Except as otherwise provided in this Article, the Subscribing Reinsurer, or its duly authorized representative, may upon reasonable prior written notice to the Company, at the Subscribing Reinsurer’s own expense, examine at the offices of the Company or its Affiliates, during normal office hours, the Policy, accounting, underwriting, or claim records and files, or any such additional relevant records and files, as they exist in the Company’s or its Affiliates’ possession or reasonable control, relating to business ceded under this Contract. The Subscribing Reinsurer’s notice shall reasonably describe the nature of the inspection that it wishes to conduct, the persons conducting the inspection and, upon notice of available files from the Company, the files that it wishes to review. Subject to the limitations expressed in this Article, this right of inspection shall survive termination or expiration of this Contract and shall continue as long as either party has any rights or obligations under this Contract.

B.	The Company reserves the right to deny the Subscribing Reinsurer access to records or files concerning any particular claim(s) if the Subscribing Reinsurer has not disputed liability for payment of such claim(s), and payment of such claim(s) is(are) more than ninety (90) days overdue according to the Company’s records. The Company shall, however, prior to an arbitration demand that may be instituted

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by either party, continue to respond to reasonable specific requests for information and questions raised by the Subscribing Reinsurer concerning such claims; and nothing in this Article shall restrict the right or ability of the Subscribing Reinsurer to seek discovery of relevant information in a proceeding pursuant to the Arbitration Article of this Contract.

C.	As a condition precedent to access to records under this Article, the Subscribing Reinsurer, its personnel, and any authorized third party representative of the Subscribing Reinsurer shall agree to the provisions of the Confidentiality Article of this Contract.

D.	The Company reserves the right to withhold any documents from the Subscribing Reinsurer: (1) concerning Trade Secrets of the Company or its Affiliates, (2) subject to the terms of a third party non-disclosure agreement with the Company or its Affiliates requiring third party consent to disclosure, (3) subject to the Work-Product Privilege or Attorney-Client Privilege, or (4) concerning individual private information that, as a matter of law, cannot be disclosed by the Company or its Affiliates (hereinafter referred to in the Contract as “Privileged Documents”). The Company shall reasonably try to exempt the Subscribing Reinsurer from any third party non-disclosure agreement or obtain consent from the third party to disclose to the Subscribing Reinsurer.

E.	Notwithstanding the foregoing, the Company shall permit and not object to the Subscribing Reinsurer’s access to Privileged Documents falling within D.(3) above, in connection with the underlying claim reinsured hereunder following final settlement or final adjudication of the case or cases involving such claim, with prejudice against all claimants, and all parties to such adjudications; provided that the Company, may defer release of such Privileged Documents if there are subrogation, contribution, or other third party actions with respect to that claim or case, which may jeopardize the Company’s or its Affiliates’ defense by release of such Privileged Documents. In the event that the Company shall seek to defer release of such Privileged Documents or to withhold documents concerning Trade Secrets, it will in consultation with the Subscribing Reinsurer take other steps as reasonably necessary to provide the Subscribing Reinsurer with the information it reasonably requires to indemnify the Company without causing a loss of such privileges or protections. The Subscribing Reinsurer, however, shall not have access to Privileged Documents relating to any dispute between the Company and the Subscribing Reinsurer.

F.	For purposes of this Article, “Trade Secrets” shall have the meaning provided in Section 1839 of the United States Economic Espionage Act of 1996. “Attorney—Client Privilege” shall mean communications of a confidential nature between: (1) the Company or its Affiliates, or anyone retained by or in the control of the Company or its Affiliates, or their in-house or outside legal counsel, or anyone in the control of such legal counsel, and (2) any in-house or outside legal counsel which relate to legal advice being sought by the Company or its Affiliates and/or which contains legal advice being provided to the Company or its Affiliates. “Work-Product Privilege” shall mean communications, written materials, and

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tangible things prepared by or for in-house or outside counsel, or prepared by or for the Company or its Affiliates, in anticipation of or in connection with litigation, arbitration, or other dispute resolution proceedings.
ARTICLE 17 — ERRORS AND OMISSIONS (Lm-00800-2005.06.02-a)
Any inadvertent delay, omission, or error in complying with the terms and conditions of this Contract shall not be held to relieve either party hereto from any liability, which would attach to it hereunder if such delay, omission, or error had not been made, provided such delay, omission, or error is rectified upon discovery.
ARTICLE 18 — INSOLVENCY (Lm-01300-2009.09.03-a-Wc)
If more than one reinsured company is referenced within the definition of “Company” in this Contract, this Article shall apply severally to each such company. Further, this Article and the laws of the domiciliary state shall apply in the event of the insolvency of any company intended to be covered hereunder. In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company intended to be covered hereunder, that domiciliary state’s laws shall prevail.
A.	In the event of the insolvency of the Company, reinsurance under this Contract shall be payable with reasonable provision for verification, on the basis of claims allowed against the insolvent Company by any court of competent jurisdiction or by any liquidator, receiver, conservator, or statutory successor of the Company having authority to allow such claims, without diminution because of such insolvency or because such liquidator, receiver, conservator, or statutory successor has failed to pay all or a portion of any claims. Such payments by the Subscribing Reinsurer shall be made directly to the Company or its liquidator, receiver, conservator, or statutory successor, except to the extent Section 4118(a) of the New York insurance Law applies, or except (1) where the Contract specifically provides another payee of such reinsurance in the event of the insolvency of the Company, or (2) where the Subscribing Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Company as direct obligations of the Subscribing Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees.

B.	It is agreed, however, that the liquidator, receiver, conservator, or statutory successor of the insolvent Company shall give written notice to the Subscribing Reinsurer of the pendency of a claim against the insolvent Company on the Policy or Policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim the Subscribing Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its liquidator, receiver, conservator, or statutory successor. The expense thus incurred by the Subscribing Reinsurer

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shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit, which may accrue to the Company solely as a result of the defense undertaken by the Subscribing Reinsurer.

C.	Where two or more Subscribing Reinsurers are involved in the same claim and a majority in interest elects to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the insolvent Company.
ARTICLE 19 — ARBITRATION (LM-00200-2009.10.26-A)
A.	Disputes to be Arbitrated. With the exception of any dispute resolution procedures that are otherwise contained in this Contract, any and all disputes between the Company and any Subscribing Reinsurer or Subscribing Reinsurers (“Party” individually or “Parties” collectively) arising out of, relating to, or concerning this Contract, whether sounding in contract or tort and whether arising during or after this Contract’s formation, or after its termination, including disputes as to whether the Contract was validly formed or is voidable, shall be submitted to the decision of an arbitration panel (“Panel”). The Panel shall consist of an umpire and two party-appointed arbitrators unless a Party meets the requirements of paragraph C. of this Article and demands arbitration pursuant thereto, in which case the Panel would consist of an umpire only.

B.	Procedures. Except as provided herein, any arbitration shall be based upon the Procedures for the Resolution of U.S. insurance arid Reinsurance Disputes; Regular Panel Version, dated April 2004 (the “Procedures”), developed by the insurance and Reinsurance Dispute Resolution Task Force, subject to the following modifications:
1.	Qualifications of the arbitrators and umpires shall be in accordance with section 6.2 of the Procedures, except that other professionals who have worked for at least ten (10) years for an insurer or reinsurer shall also be qualified to serve as an arbitrator or umpire.

2.	The Parties hereby designate the umpire list maintained by ARIAS (U.S.) as the list to be used in the event that section 6.7(a) of the Procedures is invoked. If ARIAS ceases to maintain a list, each Party shall exchange eight names of qualified umpire candidates and shall follow section 6.7 of the Procedures for the selection of the umpire.

3.	Unless otherwise mutually agreed, the members of the Panel shall be impartial and disinterested. The members of the Panel may not be: (1) in the control of any Party or its parent, affiliate, or agent, (2) a former director or officer of any Party or its parent, affiliate, or agent, or (3) a likely witness in the arbitration. The requirement of impartiality means that all members of the Panel shall have the same obligation to approach the Panel’s duties and decisions with fairness and without consideration for the fact that Panel members may have been appointed by one of the Parties. The

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requirement of impartiality does not mean that any arbitrator can have no previous knowledge of or experience with respect to issues involved in the dispute or disputes.

4.	The first sentence of section 10.4 of the Procedures shall be replaced by the following sentence: “The Panel shall require that each Party submit concise written statements of position, including summaries of the facts and evidence a Party intends to present, discussion of the applicable law and the basis for the requested Award or denial of relief sought,”

5.	Section 11.1 of the Procedures shall be replaced by the following provision: “The Parties may propound discovery seeking disclosure of such information and/or documents relevant to the dispute or necessary for the proper resolution of the dispute.”

6.	Position statements may be amended at any reasonable time, but not later than the close of discovery, without a showing to the Panel that the amending Party could not reasonably have raised the new claim or issue at an earlier time.

7.	The Panel shall hold an evidentiary hearing, if one is necessary, within one year of the arbitration demand, unless the Parties otherwise agree. Should a Party seek a reasonable extension to this time frame for good cause shown, the other Party’s agreement shall not be unreasonably withheld.

8.	To the extent permitted by the law, the Panel shall have the authority to issue subpoenas and other orders to enforce its decisions.

9.	The Panel may award reasonable attorneys’ fees and arbitration costs to the prevailing Party, as determined by the Panel.

10.	Section 14.3 of the Procedures shall be replaced by the following provision: “The Panel shall make a decision and issue an award with regard to the terms expressed in this Contract, and the custom and practice of the property and casualty insurance and reinsurance business. The Panel shall not be obligated to follow the strict rules of law and evidence.”
C.	Alternative Streamlined Procedures. Notwithstanding the foregoing provisions of this Article, the Alternative Streamlined Procedures set forth in section 16 of the Procedures, as modified by paragraphs B.3, B.4, and B.8 through B.10 of this Article, shall apply in the event that, in a consolidated proceeding or otherwise, the Party initiating arbitration is seeking payment of a total amount that is no greater than one million dollars ($1,000,000), or the currency equivalent thereof. Sections 16.1, 16.2, 16.3 and the second sentence of section 16.4 of the Alternative Streamlined Procedures shall not apply. The Parties agree to comply with section 6.7 of the Procedures to appoint a single umpire, and hereby designate the umpire list maintained by ARIAS (U.S.) as the list to be used in section 6.7(a).

D.	Hearing Location. The hearing shall be held in Boston, Massachusetts, unless the Parties mutually agree to a different location.

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E.	Confirmation. Either Party may apply to a court of competent jurisdiction for an order confirming any award of the Panel; a judgment of that court shall thereupon be entered on any award. If the application for confirmation is contested and a judgment is issued confirming the award, then the Party against whom confirmation is sought shall pay the attorneys’ fees incurred by the Party who applied for the confirmation and all court costs of any such proceeding.

F.	Equitable Relief from a Court of Law. Nothing herein shall be construed to prevent any participating Party from applying to a court of competent jurisdiction to issue a restraining order or other equitable relief to maintain the “status quo” of the Parties participating in the arbitration pending the decision and award by the Panel.

G.	Consolidated Proceedings.
1.	Same contract, single Subscribing Reinsurer. Both the Company and any single Subscribing Reinsurer on this Contract have the right to combine any and all disputes between them that concern this Contract (including any renewal of this Contract or any contract for which this Contract is a renewal) into a single arbitration proceeding before a single Panel, except that the standard for determining whether a Party may add a new issue, claim, or dispute to an arbitration proceeding shall be the standard for amending a position statement, as set forth in paragraph B.6 of this Article.

2.	Multiple contracts, single Subscribing Reinsurer.
a.	Either the Company or any single Subscribing Reinsurer has the right to combine any and all disputes between the Company and such single Subscribing Reinsurer into one arbitration proceeding before a single Panel where such disputes involve this Contract and any additional contracts between the two Parties.

b.	Notwithstanding the foregoing, subject in each instance to the mutual agreement of the Parties, new issues, claims, or disputes may be added to such existing arbitration proceeding.
3.	Same contract, multiple Subscribing Reinsurers. At the Company’s option, if more than one Subscribing Reinsurer is involved in arbitration relating to this Contract, where there are common questions of law or fact and a possibility of conflicting awards or inconsistent results, all such Subscribing Reinsurers shall constitute and act as one Party for purposes of this Article and communications shall be made by the Company to each of the Subscribing Reinsurers constituting the one Party; provided, however, that the Subscribing Reinsurers shall have the right to assert several, rather than joint defenses or claims, and to be represented by separate counsel. This provision shall not change the liability of each of the Subscribing Reinsurers under the terms of this Contract from several to joint.
H.	Choice of Law. The law set forth in the Governing Law Article shall apply to this Arbitration Article.

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I.	Survival of Article. This Article shall survive the termination or expiration of this Contract.
ARTICLE 20 — INTEREST PENALTY (LM-01400-2005.08.24-A)
A.	The interest amounts provided for in this Article shall apply to the Subscribing Reinsurer or to the Company in the following circumstances:
1.	If a loss payment owed by the Subscribing Reinsurer to the Company is not received within 45 calendar days following the date of presentation to the Subscribing Reinsurer of information necessary to approve payment of the claim, and/or;

2.	If any premium payment owed by the Company to the Subscribing Reinsurer is not received within 45 calendar days following the date on which payment is due, and/or;

3.	If any premium adjustment, agreed by either party to the other, is not received within 150 calendar days following the expiry or anniversary of this Contract, and/or;

4.	If any return of premiums, commissions, profit sharing, or any amounts hot provided in subparagraphs 1, 2, and 3 above, are not received in accordance with the date specified in this Contract or if no date is specified, within 90 calendar days following the date the debtor party received the billing.
B.	Failure by the Subscribing Reinsurer or Company to comply with their respective payment obligations within the time periods as herein provided shall, as of that date, be subject to an interest payment computed by multiplying the amount due by a variable rate consisting of the U.S. Prime Rate as published in the Eastern Edition of The Wall Street Journal on the first day of the calendar month in which the amount became past due, plus 2%. The variable rate shall be adjusted monthly thereafter to equal the U.S. Prime Rate as published in the Eastern Edition of The Wall Street Journal on the first day of each successive month during which the amount due remains unpaid, plus 2%. The product shall then be multiplied by 1/365 for each day after the due date that the amount due and the interest amount remain unpaid. Any interest that occurs pursuant to this Article shall be calculated by the party to which it is owed.

C.	The validity of any claim or payment may be contested under the provisions of this Contract. If the debtor party prevails in an arbitration or any other proceeding with respect to the amounts in dispute, there shall be no interest penalty due. if the creditor party wholly or partially prevails on any of the amounts in dispute, the interest penalty shall be awarded as outlined above. Such interest penalty shall be calculated from the date the monies were due and owing to the date of resolution of the arbitration or proceeding, and shall be payable as of the date of resolution of the arbitration or proceeding.

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D.	If a Subscribing Reinsurer advances the entire or partial payment of any claim it is contesting, and wholly or partially prevails in the contest, the Company shall promptly return the applicable amount of such payment. The arbitrator(s) hearing such dispute shall determine if interest shall be added to the amount returned by the Company.

E.	Any interest owing pursuant to this Article may be waived by the party to which it is owed. Further, any interest calculated pursuant to this Article that is $100 or less shall be waived. Any waiver of any interest pursuant to this paragraph, however, shall not affect the waiving party’s right to claim and/or pursue interest for any other failure by the other party to make payment when due under this Article.
ARTICLE 21 — DIVIDENDS AND TAXES (LM-00600-2009.03.10-A)
In consideration of the terms of this Contract, the Company shall not claim any deduction in respect of any amount paid as dividends or as reinsurance premium when making tax returns, other than income or profits tax returns to any state of the United States or to the District of Columbia.
ARTICLE 22 — FEDERAL EXCISE TAX (LM-01000-2008.08.15-A)
A.	This Article is applicable to any Subscribing Reinsurer who is domiciled outside of the United States of America, except for any Subscribing Reinsurer exempt from Federal Excise Tax. A Subscribing Reinsurer that claims exempt status from Federal Excise Tax shall provide to the Company, upon its request, proof that the exempt status adequately satisfies the demands of the U.S. Internal Revenue Service, Department of the Treasury, or its successor and/or other applicable U.S. government authority.

B.	Each Subscribing Reinsurer shall allow the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the internal Revenue Code) for the purpose of paying Federal Excise Tax to the extent such premium is subject to such tax.

C.	In the event of any return of premium, the Subscribing Reinsurer shall deduct the aforesaid percentage from the return premium payable hereon and the Company or its agent shall recover such tax from the United States Government.
ARTICLE 23 — OFFSET (LM-01701-2005.06.02-A)
Each Party to this Contract together with their successors or assigns shall have and may exercise, at any time, the right to offset any balance(s) due the other (or, if more than one, any other) under this Contract. Such offset may include balances due under this Contract regardless of whether such balances arise from premiums, losses, or otherwise, provided however, that in the event of insolvency of a party hereto, offsets shall only be

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allowed in accordance with the provisions of the applicable law, statute, or regulation governing such offset.
ARTICLE 24 — SERVICE OF SUIT (LM-01900-2009.09.29-A)
(This Article applies to any unauthorized Subscribing Reinsurer and to any Subscribing Reinsurer who is domiciled outside the United States of America.)
A.	This Article will not be read to conflict with or override the obligations of the parties to arbitrate their disputes as provided for in the Arbitration Article. This Article is intended as an aid to compelling arbitration or enforcing such arbitration or arbitral award, not as an alternative to the Arbitration Article for resolving disputes arising out of this Contract.

B.	In the event of the failure of the Subscribing Reinsurer to pay any amount claimed to be due hereunder, the Subscribing Reinsurer, at the request of the Company, will submit to the jurisdiction of a Court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Subscribing Reinsurer’s right to commence an action in any Court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another Court as permitted by the laws of the United States or of any state in the United States. The Subscribing Reinsurer, once the appropriate Court is selected, whether such court is the one originally chosen by the Company and accepted by the Subscribing Reinsurer or is determined by removal, transfer, or otherwise, as provided for above, will comply with all requirements necessary to give said Court jurisdiction and, in any suit instituted against it upon this Contract, will abide by the final decision of such Court or of any Appellate Court in the event of an appeal.

C.	Service of process in such suit may be made upon: Mendes & Mount, LLP, 750 Seventh Avenue, New York, NY 10019-6829.

D.	The above-named are authorized and directed to accept service of process on behalf of the Subscribing Reinsurer in any such suit. Further, pursuant to any statute of any state, territory, or district of the United States that makes provision therefore, the Subscribing Reinsurer hereby designates the Superintendent, Commissioner, or Director of Insurance, or other officer specified for that purpose in the statute, or their successor(s) in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit, or proceedings instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract, and hereby designate the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

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ARTICLE 25 — UNAUTHORIZED REINSURANCE (LM-02500-2009.12.09-A)
(Applies only to a Subscribing Reinsurer who at the inception of this Contract or at any time thereafter does not qualify for full credit with any insurance regulatory authority having jurisdiction over the Company’s reserves.)
A.	As regards Policies or bonds coming within the scope of this Contract, the Company agrees that when it shall file with the insurance regulatory authority or set up on its books reserves for unearned premium and losses covered hereunder which it shall be required by law to set up, it will forward to the Subscribing Reinsurer a statement showing the proportion of such reserves which is applicable to the Subscribing Reinsurer. The Subscribing Reinsurer hereby agrees to fund such reserves in respect of unearned premium, known outstanding losses that have been reported to the Subscribing Reinsurer and allocated loss adjustment expense relating thereto, losses and allocated loss adjustment expense paid by the Company or the Legal Entities but not recovered from the Subscribing Reinsurer, plus reserves for losses incurred but not reported as determined by the Company, as shown in the statement prepared by the Company (hereinafter referred to as “Subscribing Reinsurer’s Obligations”) by Letters of Credit, unless the Company and the Subscribing Reinsurer agree to another method of funding, or another method of funding (other than Letters of Credit) is mandated by applicable law, statute, or regulation.

B.	For a Subscribing Reinsurer who, either at the inception of this Contract or at any time thereafter, is unauthorized in any province or jurisdiction of Canada, and as respects risks within Canada for the purposes of the Insurance Companies Act (Canada), such funding shall be equal to 115% of the Subscribing Reinsurer’s Obligations or such other amount as may be required by the Office of the Superintendent of Financial Institutions Canada.

C.	When funding by Letters of Credit, the Subscribing Reinsurer agrees to apply for and secure timely delivery to the Company of clean, irrevocable, and unconditional Letters of Credit issued by a bank that is a qualified U.S. financial institution acceptable to the Company, and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves, in an amount equal to the Subscribing Reinsurer’s proportion of said reserves. At the Company’s request, the Subscribing Reinsurer will agree to provide a separate Letter of Credit for each Legal Entity. Such Letters of Credit shall be issued for a period of not less than one year, and shall be automatically extended for one year from the date of expiration or any future expiration date unless, sixty (60) days prior to any expiration date, the issuing bank shall notify the Company or a Legal Entity, as applicable, by certified mail that the issuing bank elects not to consider the Letters of Credit extended for any additional period.

D.	The Subscribing Reinsurer and the Company agree that the Letters of Credit provided by the Subscribing Reinsurer pursuant to the provisions of this Contract may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Company or a Legal Entity or any successors

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thereto, by operation of law, of the Company or a Legal Entity, including without limitation, any liquidator, rehabilitator, receiver, or conservator of the Company, without diminution because of the insolvency of the Company or a Legal Entity or the Subscribing Reinsurer for one or more of the following purposes:
1.	To reimburse the Company or a Legal Entity for the Subscribing Reinsurer’s share of premiums returned to the owners of Policies reinsured under this Contract because of cancellations of the Policies;

2.	To reimburse the Company or a Legal Entity for the Subscribing Reinsurer’s share of surrenders and benefits or losses paid by the Company or a Legal Entity under provisions of the Policies reinsured under this Contract;

3.	To fund an account with the Company or a Legal Entity in an amount, at least, equal to the deduction for reinsurance ceded from the Company’s or a Legal Entity’s liabilities for Policies ceded under this Contract. The account shall include, but not be limited to, amounts for Policy reserves, claims and losses incurred (including losses incurred but not reported), loss adjustment expenses, and unearned premium reserves;

4.	To pay existing liabilities between the Company and the Subscribing Reinsurer upon commutation of this Contract; and

5.	To pay any other amounts the Company claims are due under this Contract.

6.	If the Company has concluded that the issuing bank’s financial condition is such that the value of the security represented by the Letter of Credit may be in jeopardy, the Company or a Legal Entity, as applicable, may require that a replacement Letter of Credit be issued by a bank acceptable to the Company, by providing the Subscribing Reinsurer with written notice requesting such replacement Letter of Credit. If the Subscribing Reinsurer fails to provide acceptable replacement security within ten (10) business days following receipt of the Company’s notice, the Company or a Legal Entity may draw upon the existing Letter of Credit in amounts equal to the Subscribing Reinsurer’s Obligations.
E.	At annual intervals, or at the Company’s option, on a quarterly basis, the Company shall prepare a specific statement of the Subscribing Reinsurer’s Obligations, for the sole purpose of amending the Letters of Credit, in the following manner:
1.	If the statement shows that the Subscribing Reinsurer’s Obligations exceed the balance of credit as of the statement date, the Subscribing Reinsurer shall, within thirty (30) days after receipt of notice of such excess, secure delivery to the Company of an amendment to the Letters of Credit increasing the amount of credit by the amount of such difference.

2.	If, however, the statement shows that the Subscribing Reinsurer’s Obligations are less than the balance of credit as of the statement date, the Company shall, within thirty (30) days after receipt of written request from

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the Subscribing Reinsurer, release such excess credit by agreeing to secure an amendment to the Letters of Credit reducing the amount of credit available by the amount of such excess credit.
F.	The Subscribing Reinsurer will take any other reasonable steps that may be required for the Company to take full credit on its statutory financial statements for the reinsurance provided by this Contract.

G.	Any and all disputes between the Company and any Subscribing Reinsurer or Reinsurers (“Party”, individually, or “Parties”, collectively) arising out of, relating to, or concerning this Article shall be resolved pursuant to the ARIAS-U.S. Newer Arbitrator Program. Unless the Parties otherwise agree, the ARIAS-U.S. Newer Arbitrator Program expedited proceeding with a single Newer Arbitrator shall be used to resolve any such disputes.
ARTICLE 26 — CONFIDENTIALITY (LM-00400-2009.11.03-a)
A.	Confidential Information. The submission materials, and any Policy, financial, underwriting, accounting, and claims information, data statements, representations, and other materials provided by the Company or its Affiliates and received by the Subscribing Reinsurer in the course of an audit, inspection, or otherwise in connection with this Contract, represent confidential or proprietary information (“Confidential Information”). This Confidential Information is intended for the sole use of the Subscribing Reinsurer (and its affiliates, retrocessionaires, accountants, attorneys, auditors, actuaries or catastrophe modelers or as otherwise required by law) as may be necessary in analyzing and/or accepting a participation in and/or executing its responsibilities under or related to this Contract. To the extent that the Subscribing Reinsurer intends to provide Confidential Information to any third parties (other than its employees and affiliates), prior to such disclosure, the Subscribing Reinsurer must require that such third parties agree, in writing, to be bound by this Confidentiality Article or by a separate written confidentiality agreement, containing terms no less stringent than those set forth in this Article. The Subscribing Reinsurer acknowledges and agrees that with respect to any review of Confidential Information by the Subscribing Reinsurer, and/or discussion of Confidential Information, the Company and its Affiliates do not waive and do not intend to waive any available privilege or protection. The review of Confidential Information by the Subscribing Reinsurer and/or discussion of Confidential Information with the Company or its Affiliates shall not destroy, waive, or otherwise impair the proprietary and/or protected status of any Confidential Information or any information revealed in such discussion with the personnel of the Company or its Affiliates, whether reviewed by and/or discussed with the Subscribing Reinsurer intentionally or inadvertently, nor does the review of the Confidential Information and/or discussion of Confidential Information with the Company or its Affiliates constitute an estoppel or waiver of the Company’s or its Affiliates’ rights to assert the attorney-client or work-product privileges, or any other applicable privilege or

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protection over certain documents contained in the Company’s or its Affiliates’ files and/or certain information.
B.	The Company and the Subscribing Reinsurer agree that no confidentiality obligations will apply to Confidential Information to the extent such Confidential Information: (1) is or becomes available to the public, other than as a result of impermissible disclosure by the Subscribing Reinsurer, (2) was or became available lawfully to the Subscribing Reinsurer from a source, other than the Company, its Affiliates or their personnel, that is not subject to a confidentiality obligation, (3) was developed independently by the Subscribing Reinsurer prior to disclosure by the Company, its Affiliates, or their personnel, as demonstrated by the Subscribing Reinsurer’s records, or (4) is required to be disclosed by law, regulation, court, or regulatory agency action, subject to the Third-Party Demand paragraph of this Article.

C.	The Subscribing Reinsurer agrees to preserve all confidentiality and privilege pertaining to all Confidential Information provided by the Company and all knowledge and information gained through its review of Confidential Information or discussions with the personnel of the Company or its Affiliates. The Subscribing Reinsurer further agrees not to disclose any such Confidential Information to any other person or entity, except as such disclosure may be necessary to its affiliates, retrocessionaires, accountants, attorneys, auditors, actuaries or catastrophe modelers or as otherwise required by law. The Subscribing Reinsurer may store Confidential Information about this Contract in its group-wide IT systems and is entitled to make the Confidential Information available to all companies and units of the Subscribing Reinsurer for administration, risk management and accounting purposes. The Subscribing Reinsurer agrees that no Confidential Information is to be copied and/or removed from the Company’s or its Affiliates’ premises without the express permission of the Company.

D.	Non-Public Personally Identifiable Information. Additionally, any disclosure of Non-Public Personally Identifiable Information shall comply with all state and federal statutes and regulations governing the disclosure of Non-Public Personally Identifiable Information. “Non-Public Personally Identifiable Information” shall be defined as this term or a similar term is defined in any applicable state, provincial, territory, or federal law. Disclosing or using this information for any purpose not authorized by applicable law is expressly forbidden without the prior consent of the Company.

E.	Third-Party Demand. Should the Subscribing Reinsurer receive a third-party demand pursuant to subpoena, summons, or court or governmental order, to disclose Confidential Information (including Non-Public Personally Identifiable information) that has been provided by the Company or its Affiliates, the Subscribing Reinsurer shall make commercially reasonable efforts to notify the Company promptly upon receipt of the demand and prior to disclosure of the Confidential Information and provide the Company a reasonable opportunity to object to the disclosure. If the Company timely objects to the release of the

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Confidential Information, the Subscribing Reinsurer will comply with the reasonable requests of the Company in connection with the Company’s efforts to resist release of the Confidential Information. The Company shall bear the cost of resisting the release of the Confidential Information.

F.	Survival. The Parties agree that the obligations contained in this Article shall survive the expiration or termination of this Contract.
ARTICLE 27 — GOVERNING LAW (LM-01200-2008.09.18-A)
The validity and interpretation of this Contract shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts, without regard to conflicts of law principles.
ARTICLE 28 — SEVERABILITY (LM-02000-2005.06.02-A)
If any provision of this Contract shall be rendered illegal or unenforceable by the laws, regulations, or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction.
ARTICLE 29 — ENTIRE AGREEMENT (LM-00701-2008.08.15-A)
This Contract shall constitute the entire agreement between the Company and the Subscribing Reinsurer with respect to the subject matter of this Contract and shall supersede all prior understandings, negotiations and discussions, whether oral or written, by or between the Company and the Subscribing Reinsurer relating to the subject matter hereof. There are no general or specific warranties, representations or other agreements by or among the Company and the Subscribing Reinsurer in connection with entering into this Contract except as specifically set forth in this Contract. Notwithstanding the foregoing, this Contract may be amended or modified only by a writing signed by both the Company and the Subscribing Reinsurer.
ARTICLE 30 — FEDERAL TERRORISM EXCESS RECOVERY (LM-01100-2008.08.06-A)
A.	Any loss reimbursement the Company receives from the United States Government under the Terrorism Risk Insurance Act of 2002 as amended by the Terrorism Risk Insurance Extension Act of 2005 and as further amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIA”) as a result of Loss Occurrences commencing during the term of this Contract shall apply as follows:

B.	Except as provided below, any loss reimbursement under TRIA shall inure solely to the benefit of the Company and shall be entirely disregarded in applying all of the provisions of this Contract.

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C.	If one or more Loss Occurrences commencing during the term of this Contract result(s) in reinsurance recoveries to the Company under this Contract and reimbursement under TRIA, and such amounts, together with any other reinsurance recoveries to the Company for said loss occurrence(s), exceed the total amount of “Insured Losses” to the Company, any amount in excess thereof shall be held by the Company. The Company shall then reimburse the Subscribing Reinsurer a portion of such excess recovery in an amount equal to the proportion that the Subscribing Reinsurer’s payment under this Contract bears to the total treaty reinsurance recoveries to the Company for Insured Losses for said Loss Occurrence(s). Provided, however, that in no event shall such reimbursement exceed the amount paid by the Subscribing Reinsurer to the Company under this Contract.

D.	For purposes hereof, if a loss reimbursement received by the Company under TRIA is based on the Company’s Insured Losses in more than one Loss Occurrence and neither the Secretary of the Treasury nor his delegatee specifies the amount of loss allocable to each respective Loss Occurrence, the reimbursement shall be pro-rated in the proportion that the Company’s Insured Losses in each Loss Occurrence bears to the Company’s total Insured Losses resulting from all Loss Occurrences to which the reimbursement applies.

E.	For purposes of this Article, “Insured Loss(es)” shall have the same meaning as set forth in Section 102(5) of TRIA.
ARTICLE 31 — SPECIAL CONDITIONS (LM-02103.2009.12.09-W) (AM)
A.	This Article applies only in the event that:
1.	A State insurance Department or other legal authority orders the Subscribing Reinsurer to cease writing business or has imposed upon it any other restrictions on or conditions relating to the Subscribing Reinsurer’s license or conduct of business in any jurisdiction; or

2.	The Subscribing Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there have been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations; or

3.	The Subscribing Reinsurer’s policyholders’ surplus or equity has been reduced by 25% or more from the amount on the effective date of this Contract, or has been reduced by 25% or more in any period of twelve (12) months or less after the effective date of this Contract. For the purposes of this paragraph 3, a change in policyholders’ surplus or equity will be deemed to occur on the date the Subscribing Reinsurer releases its quarterly financial results; or

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4.	As respects a Subscribing Reinsurer domiciled outside the United States other than a Lloyd’s syndicate, such Subscribing Reinsurer’s Shareholder Funds, Net Worth or Capital & Surplus has been reduced by 25% or more from the amount on the effective date of this Contract, or has been reduced by 25% or more in any period of twelve (12) months or less after the effective date of this Contract; or

5.	As respects a Subscribing Reinsurer who is a Lloyd’s syndicate, such Subscribing Reinsurer’s Stamp Capacity or Funds at Lloyd’s has been reduced by 25% or more from the amount on the effective date of this Contract or has been reduced by 25% or more in any period of twelve (12) months or less after the effective date of this Contract; or

6.	There has been a change in control with respect to the Subscribing Reinsurer. For the purposes of this Contract, a “change in control” with respect to the Subscribing Reinsurer shall mean that a Person has entered into an agreement or understanding to purchase, sell or otherwise obtain (whether by stock or asset purchase, bulk reinsurance, merger, consolidation or otherwise, in one or a series of transactions), or has so purchased, sold or otherwise transferred or obtained, a controlling interest in the Subscribing Reinsurer. Without limiting the foregoing, a Person shall be deemed to have a controlling interest in the Subscribing Reinsurer if such Person owns, controls or holds an ownership interest in the Subscribing Reinsurer of at least 20%. For the purposes of this paragraph, a “Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated entity or governmental entity; or

7.	The Subscribing Reinsurer’s A.M. Best’s financial strength rating has been assigned or downgraded below A- or Standard and Poor’s financial strength rating has been assigned or downgraded below A-; or

8.	As respects a Subscribing Reinsurer who is subject to an Authorized Control Level Risk-Based Capital Requirement, such Subscribing Reinsurer fails to maintain its surplus at a level of at least 200% of the Subscribing Reinsurer’s Authorized Control Level Risk-Based Capital; or

9.	The Subscribing Reinsurer announces intentions to cease assumed reinsurance underwriting operations; or

10.	The Subscribing Reinsurer voluntarily ceases assumed reinsurance underwriting operations; or

11.	The Subscribing Reinsurer has reinsured its entire liability under this Contract; or

12.	The Subscribing Reinsurer, directly or through the actions of a parent company or an affiliated entity, has or has attempted to assign, novate or transfer the Subscribing Reinsurer’s rights and/or obligations under this Contract, including any attempted transfer of rights and/or obligations under any U.S. or foreign statute, legislation or jurisprudence, without the Company’s prior written consent; or

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13.	The Subscribing Reinsurer, directly or through the actions of a parent company or an affiliated entity, has invoked any U.S. or foreign statute, legislation or jurisprudence which purports to enable the Subscribing Reinsurer to require the Company to settle its claims liabilities, Including but not limited to any estimated or undetermined claims liabilities under this Contract, on an accelerated basis. This does not include any attempt to enforce a settlement of claims liabilities under a commutation process to which the parties have agreed; or

14.	There is a severance or obstruction of free and unfettered communication and/or normal commercial or financial intercourse between the United States of America and the country in which the Subscribing Reinsurer is incorporated or has its principal office, as a result of war, currency regulations or any circumstances arising out of political, financial or economic uncertainty.
B.	If one or more of the circumstances in paragraphs A.1 through A.14 occur (a “Trigger Event”), the Subscribing Reinsurer shall provide the Company with written notice within five (5) business days from the happening of a Trigger Event. Following the earlier of (1) the Company’s receipt of notice of a Trigger Event from the Subscribing Reinsurer and (2) the occurrence of a Trigger Event, the Company may terminate this Contract, upon thirty (30) days written notice to the Subscribing Reinsurer, except in connection with a Trigger Event described in paragraph A.1, A.2 or A.14, in which case the Company may terminate immediately.

C.	Irrespective of the Subscribing Reinsurer’s failure to provide the Company with timely written notice of the happening of a Trigger Event, upon occurrence of a Trigger Event, the Company may terminate this Contract at any time, upon thirty (30) days written notice to the Subscribing Reinsurer, except in connection with a Trigger Event described in paragraph A.1, A.2 or A.14, in which case the Company may terminate immediately. No failure or delay by the Company in exercising its option under this paragraph will operate as a waiver thereof.

D.	Termination under this Article can be made after the date of expiration of this Contract.

E.	If this Contract is terminated under this Article, this Contract shall remain in full force and effect as respects the Company’s and the Subscribing Reinsurer’s respective rights and obligations, prior to the effective date and time of termination. The coverage afforded by this Contract shall cease as of the date and time of termination and the Subscribing Reinsurer shall return the unearned premium, if any, within fifteen (15) days of the termination date, and the minimum premium, if any, shall be prorated. If coverage hereunder terminates while a claim covered by this Contract is in progress, the Subscribing Reinsurer shall be liable, subject to all conditions hereof, for its proportion of the entire claim, provided the event giving rise to the claim started before such termination.

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F.	1.	If the Company elects to terminate this Contract under this Article, the Company may also elect to commute this Contract. Such election to commute shall be made either within the written thirty (30) day notice to the Subscribing Reinsurer of the Company’s intention to terminate this Contract, or by written notice thereafter. If the Company elects to commute, the Subscribing Reinsurer has the option to provide security for its Obligations (as defined herein), as an alternative to commutation. The Subscribing Reinsurer shall notify the Company of its decision to provide security for its Obligations under this Contract within fifteen (15) business days of the receipt of written notice of the Company’s election to commute. If the Subscribing Reinsurer elects to provide security for its Obligations, the Company shall provide the Subscribing Reinsurer with a written statement of the Subscribing Reinsurer’s share of all paid recoverables, case reserves, loss adjustment expenses, incurred but not reported losses, reserves for unearned premium, and ceding commissions due under this Contract prior to the effective date and time of termination (collectively “Obligations”). Within fifteen (15) days of the Subscribing Reinsurer’s receipt of such statement, the Subscribing Reinsurer shall collateralize all unfunded Obligations by securing clean, irrevocable, and unconditional Letters of Credit, payable exclusively to the Company (or at the Company’s request, payable to any affiliates of the Company covered under this Contract) and issued by a bank acceptable to the Company. At the Company’s request, the Subscribing Reinsurer shall agree to provide a separate Letter of Credit for each Legal Entity.
2.	Any Letters of Credit secured by the Subscribing Reinsurer shall be issued for a period of not less than one year, and shall be automatically extended for one year from their dates of expiration or any future expiration dates, unless sixty (60) days prior to any expiration date the issuing bank shall notify the Company or a Legal Entity, as applicable, by certified mail that the issuing bank elects not to extend any Letter of Credit for any additional period.

3.	The Subscribing Reinsurer and the Company agree that the Letters of Credit provided by the Subscribing Reinsurer, pursuant to the provisions of this Article, may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Company a Legal Entity or any successor, by operation of law, of the Company or a Legal Entity, including without limitation, any liquidator, rehabilitator, receiver, or conservator of the Company or a Legal Entity, without diminution because of the insolvency of the Company or a Legal Entity, or the Subscribing Reinsurer for one or more of the following purposes:
a.	To pay or reimburse the Company or a Legal Entity for:
i.	The Subscribing Reinsurer’s share under this Contract of premiums returned, but not yet recovered from the Subscribing Reinsurer, to the owners of Policies reinsured under this Contract due to cancellations of such Policies; and

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ii.	The Subscribing Reinsurer’s share, under this Contract, of surrenders and benefits or liabilities paid by the Company or a Legal Entity, but not yet recovered from the Subscribing Reinsurer, under the terms and provisions of the Policies reinsured under this Contract; and

iii.	Any other amounts necessary to secure the credit or reduction from liability for reinsurance taken by the Company or a Legal Entity.
b.	Where the Letters of Credit will expire without renewal or be reduced or replaced by Letters of Credit for a reduced amount and where the Subscribing Reinsurer’s Obligations under this Contract remain unliquidated and undischarged ten (10) days prior to the expiration of the Letter of Credit, to withdraw amounts equal to the Subscribing Reinsurer’s Obligations, to the extent that the liabilities have not yet been funded by the Subscribing Reinsurer and exceed the amount of any reduced or replacement Letters of Credit.

c.	If the Company has concluded that the issuing bank’s financial condition is such that the value of the security represented by the Letter of Credit may be in jeopardy, the Company or a Legal Entity, as applicable, may require that a replacement Letter of Credit be issued by a bank acceptable to the Company, by providing the Subscribing Reinsurer with written notice requesting such replacement Letter of Credit. If the Subscribing Reinsurer fails to provide acceptable replacement security within ten (10) business days following receipt of the Company’s notice, the Company or a Legal Entity may draw upon the existing Letter of Credit in amounts equal to the Subscribing Reinsurer’s Obligations.

d.	If the Company or a Legal Entity draws on the Letter of Credit to obtain a cash advance, under paragraphs F.3.b or F.3.c, the Company or the Legal Entity, as applicable, will hold the amount of the cash advance so obtained in trust in the name of the Company in any qualified United States financial institution as defined by the Insurance Law of the Company’s or Legal Entity’s domiciliary state, solely to secure the Obligations and for the use and purposes enumerated above. The Company or the Legal Entity, as applicable, will return any balance to the Subscribing Reinsurer upon the complete and final liquidation and discharge of all of the Subscribing Reinsurer’s Obligations to the Company under this Contract or in the event the Subscribing Reinsurer provides alternative or replacement security consistent with the terms hereof and acceptable to the Company.
G.	If the Company elects to commute this Contract and the Subscribing Reinsurer does not fund its Obligations under this Contract, then:

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1.	The Company shall submit a statement of valuation showing the Subscribing Reinsurer’s liability for loss(es), whether reported or unreported, comprising the sum total of the present value of the ceded: (a) case reserves and allocated loss adjustment expense, (b) projected ultimate losses, (c) any unearned premium reserve, and (d) undiscounted outstanding paid claims (hereinafter the “Commutation Losses”), on Policies covered by this Contract as of the effective date and time of termination. If the Subscribing Reinsurer agrees with the statement of valuation, the Subscribing Reinsurer shall pay the amount requested within ten (10) days of receipt of the statement of valuation.

2.	In determining the commutation value, the Company and the Subscribing Reinsurer shall utilize the assumptions and methodologies set forth in the Commutation Article of this Contract. In the event the Company and the Subscribing Reinsurer cannot agree on the statement of valuation of the Subscribing Reinsurer’s liability under such Policies, either party may request in writing that the differences be settled by a panel of three actuaries. Each party shall appoint an actuary to assess such liability within fifteen (15) days after receipt of the written request for commutation. Upon such appointment, the two actuaries shall appoint a third actuary. If the two actuaries fail to agree on the third actuary within thirty (30) days of their appointment, each of them shall nominate three individuals, of whom the other shall decline two, and the final decision shall be made by drawing lots.

3.	The actuaries shall then investigate and Capitalize such Commutation Loss(es) within thirty (30) days. As used herein, “Capitalize” shall mean to determine the present value of Commutation Losses, without regard to the Subscribing Reinsurer’s ability to pay such losses. In making this determination, the actuaries shall utilize the assumptions and methodologies set forth in the Commutation Article of this Contract. The panel shall meet in Boston, Massachusetts, unless the Company and the Subscribing Reinsurer agree otherwise.

4.	All actuaries shall be disinterested in the outcome of the commutation and shall be Fellows of the Society of Actuaries/Fellows of the Casualty Actuarial Society. Except as stated below, the expense of the actuaries and of the commutation shall be equally divided between the parties of the commutation.

5.	The decision in writing of the actuaries, when filed with the parties hereto, shall be final and binding, except that if the Company does not agree with the Capitalized value of the Commutation Loss(es), the Company shall have no obligation to commute. In the event the Company does not agree with the Capitalized value of the Commutation Loss(es) and does not move forward with commutation, the Company will pay the expense of the actuaries including reasonable expense of the actuary appointed by the Subscribing Reinsurer.

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6.	If the Contract is commuted, payment by the Subscribing Reinsurer to the Company or any other third party mutually agreed upon by the Subscribing Reinsurer and the Company shall constitute a complete and final release of the Subscribing Reinsurer in respect to its liability under this Contract.

7.	The commutation process described in this Article shall not be subject to any other dispute resolution process, including but not limited to the Arbitration Article of this Contract.
ARTICLE 32 — REINSURER CLAIMS OBLIGATIONS (LM-03100-2008.07.21-A) (AM)
It is understood and agreed that the Subscribing Reinsurer will fulfill its obligations under the Loss Adjustment and Settlement Article, until all claims have been reported and settled. Without first obtaining the Company’s written consent, the Subscribing Reinsurer will not, either directly or as the result of an action of a parent company or an affiliated entity, invoke any U.S. or foreign statute, legislation, or jurisprudence that purports to enable the Subscribing Reinsurer to require the Company or a Legal Entity to settle their claims liabilities, including but not limited to any estimated or undetermined claims liabilities, under this Contract on an accelerated basis. If the Subscribing Reinsurer has provided collateral relating to this Contract and the Subscribing Reinsurer attempts to require the Company or a Legal Entity to settle their claims liabilities on an accelerated basis, the Company shall have the right to utilize or to draw upon Letters of Credit or other collateral, under the terms of this Contract, or as otherwise agreed between the Subscribing Reinsurer and the Company. This Article does not prevent the Company and the Subscribing Reinsurer from settling any claims liabilities using a commutation process that is agreeable to both parties. This Article shall in no way affect the rights and obligations of the Company and the Subscribing Reinsurer under the Insolvency Article.
ARTICLE 33 — WORKERS COMPENSATION SECURITY DEPOSIT (LM-03700-2009.09.17-W)
(This Article applies only with respect to Subscribing Reinsurers admitted to transact Workers Compensation reinsurance business in the State of California or desiring to reinsure the injury, disablement, or death portions of Policies of Workers Compensation insurance, in the State of California, under the class of disability insurance.)
A.	Subject to the Subscribing Reinsurer’s right to determine the validity of California Workers Compensation claims and obligations (and contest the payment thereof) under and subject to the other provisions of this Contract, in the event of a delinquency proceeding, receivership or insolvency of the Company, the Commissioner of Insurance for the State of California (“Commissioner”) shall have the right to draw upon the funds the Subscribing Reinsurer shall have deposited as security pursuant to California Insurance Code section 11691 and that are necessary for the Commissioner to pay those reinsured claims and obligations, or to ensure their payment by the California Insurance Guarantee Association, deemed by the Commissioner due under this Contract, upon failure of the

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Subscribing Reinsurer for any reason to make payments under this Contract, all in accordance with section 11691 and section 11693 of the California Insurance Code (“Security Deposit”).

B.	The Commissioner shall provide the Subscribing Reinsurer a minimum of thirty (30) days prior notice of its intent to draw upon the Security Deposit of the Subscribing Reinsurer to pay claims and obligations owed to claimants under the Policies covered hereunder. Prior to drawing upon the Subscribing Reinsurer’s Security Deposit, the Commissioner shall provide the Subscribing Reinsurer with an explanation of the procedures the Subscribing Reinsurer may use to explain why the use of the Subscribing Reinsurer’s Security Deposit may not be appropriate under this Contract.

C.	This Article shall be read in conjunction with the provisions of the Insolvency Article.

D.	The Company shall keep the Subscribing Reinsurer reasonably apprised of the amount of loss and loss adjustment expense reserves ceded under this Contract arising from injuries (including death) to California employees of risks insured for Workers Compensation business covered under this Contract.

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EXHIBIT A
FIRST WORKERS’ COMPENSATION
CATASTROPHE EXCESS OF LOSS REINSURANCE
$100,000,000 excess $100,000,000 (ALL PERILS)
SECTION 1 — LIMIT AND RETENTION
A.	Under this Exhibit the Subscribing Reinsurer shall be liable for the Ultimate Net Loss in excess of $100,000,000 each Loss Occurrence (regardless of the number of Policies under which such loss is payable or the number of different interests insured) subject to a limit of $100,000,000 each Loss Occurrence. The maximum contribution to the Ultimate Net Loss shall be limited to a maximum per life recovery of $10,000,000 (discounted to net present value in accordance with the provisions of the Commutation Article).

B.	Notwithstanding the Subscribing Reinsurer’s liability on each Loss Occurrence, the Subscribing Reinsurer’s liability shall further be limited to $200,000,000 for all such loss occurrences recoverable during the term of this Contract.
SECTION 2 — PREMIUM, REPORTS AND REMITTANCE
A.	The term “gross net written premium” shall mean gross written premiums less return premiums for cancellations and reductions in rates and less premium paid for reinsurance inuring to the Subscribing Reinsurer’s benefit, if any.

B.	The Company shall pay a Quarterly Deposit Premium equal to 1/4 of 100% of the Annual Deposit Premium, to be remitted on January 1, April 1, July 1 and October 1, 2010, according to the table below. The Company shall submit a finalized statement to the Subscribing Reinsurer, summarizing the actual gross net written premium, as defined herein, for the term of this Contract. The difference between the Annual Deposit Premium and the actual premium due will be settled to/from the Company within ninety (90) days following the termination or expiration of this Contract, however, in no event shall the final premium due be less than the Annual Minimum Premium as set forth in the table below, nor shall a settlement be made if the final premium due is greater or less than 1.0% of the Annual Deposit Premium, or plus or minus $30,770.

	Annual	Quarterly	Annual	Gross Net
	Deposit	Deposit	Minimum	Premium
Layer	Premium	Premium	Premium	Rate
First	$3,077,000	$769,250	$2,769,300	.340%
SECTION 3 — REINSTATEMENT
A.	If all or any portion of the coverage limit under this Exhibit is reduced by a Loss Occurrence, the amount that coverage limit is reduced is automatically reinstated from the time of the Loss Occurrence. The Company shall pay to the Subscribing Reinsurer reinstatement premium calculated at one hundred percent (100%) of the

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deposit premium under this Exhibit, multiplied by the percentage of the original $100,000,000 limits being reinstated.
B.	Regardless of the number of reinstatements under this Exhibit, the Subscribing Reinsurer’s liability shall not exceed $200,000,000 in the aggregate for all Loss Occurrences during the term of this Contract.

C.	In the event of a paid loss hereunder, there shall be simultaneous settlement of reinstatement premium by the Company. In the event a reinstatement premium is paid prior to the calculation of the annual premium in accordance with the first paragraph of SECTION 2 of this Exhibit, the reinstatement premium shall be provisionally calculated upon the deposit premium and adjusted subsequently when the premium adjustment is made.

Effective: January 1, 2010	2010 Agency Markets Workers’
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Reinsurance Contract No.
2010300

EXHIBIT B
SECOND WORKERS’ COMPENSATION
CATASTROPHE EXCESS OF LOSS REINSURANCE
$100,000,000 excess $200,000,000 (ALL PERILS)
SECTION 1 — LIMIT AND RETENTION
A.	Under this Exhibit the Subscribing Reinsurer shall be liable for the Ultimate Net Loss in excess of $200,000,000 each Loss Occurrence (regardless of the number of policies under which such loss is payable or the number of different interests insured) subject to a limit of $100,000,000 each Loss Occurrence. The maximum contribution to the Ultimate Net Loss shall be limited to a maximum per life recovery of $10,000,000 (discounted to net present value in accordance with the provisions of the Commutation Article).

B.	Notwithstanding Subscribing Reinsurer’s liability on each Loss Occurrence, Subscribing Reinsurer’s liability shall further be limited to $200,000,000 for all such loss occurrences recoverable during the term of this Contract.
SECTION 2 — PREMIUM, REPORTS AND REMITTANCE
A.	The term “gross net written premium” shall mean gross written premiums less return premiums for cancellations and reductions in rates and less premium paid for reinsurance inuring to the Subscribing Reinsurer’s benefit, if any.

B.	The Company shall pay a Quarterly Deposit Premium equal to 1/4 of 100% of the Annual Deposit Premium, to be remitted on January 1, April 1, July 1 and October 1, 2010, according to the table below. The Company shall submit a finalized statement to the Subscribing Reinsurer, summarizing the actual gross net written premium, as defined herein, for the term of this Contract. The difference between the Annual Deposit Premium and the actual premium due will be settled to/from the Company within ninety (90) days following the termination or expiration of this Contract, however, in no event shall the final premium due be less than the Annual Minimum Premium as set forth in the table below, nor shall a settlement be made if the final premium due is greater or less than 1.0% of the Annual Deposit Premium, or plus or minus $18,460.

	Annual	Quarterly	Annual	Gross Net
	Deposit	Deposit	Minimum	Premium
Layer	Premium	Premium	Premium	Rate
First	$1,846,000	$461,500	$1,661,400	.204%
SECTION 3 — REINSTATEMENT
A.	If all or any portion of the coverage limit under this Exhibit is reduced by a Loss Occurrence, the amount that coverage limit is reduced is automatically reinstated

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from the time of the Loss Occurrence. The Company shall pay to the Subscribing Reinsurer reinstatement premium calculated at one hundred percent (100%) of the deposit premium under this Exhibit, multiplied by the percentage of the original $100,000,000 limits being reinstated.

B.	Regardless of the number of reinstatements under this Exhibit, the Subscribing Reinsurer’s liability shall not exceed $200,000,000 in the aggregate for all Loss Occurrences during the term of this Contract.

C.	In the event of a paid loss hereunder, there shall be simultaneous settlement of reinstatement premium by the Company. In the event a reinstatement premium is paid prior to the calculation of the annual premium in accordance with the first paragraph of SECTION 2 of this Exhibit, the reinstatement premium shall be provisionally calculated upon the deposit premium and adjusted subsequently when the premium adjustment is made.

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WAR AND TERRORISM EXCLUSION ENDORSEMENT (NBCR) (LM-03200-2008.08.06-W)
Notwithstanding any provision to the contrary within this reinsurance or any endorsement thereto it is agreed that this reinsurance excludes all actual or alleged losses, liabilities, damage, injuries, defense costs, costs or expense(s) directly or indirectly arising out of, contributed by, caused by, resulting from, or in connection with any action taken in controlling, preventing, suppressing, retaliating against, or responding to any of the following regardless of any other cause or event contributing concurrently or in any other sequence to the loss:
(1)	War, invasion, acts of foreign enemies, hostilities or warlike operations (whether war be declared or not), civil war, mutiny, revolution, rebellion, insurrection, uprising, military or usurped power, confiscation by order of any public authority or government de jure or de facto, martial law; or

(2)	A “Certified Act of Terrorism” under the terms of the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Extension Act of 2005 and the Terrorism Risk Insurance Program Reauthorization Act of 2007 hereafter (“TRIA”) but only if one or more of the following are attributable to such Certified Act of Terrorism:
a.	It involves the use, release or escape of nuclear materials, or directly or indirectly results in nuclear reaction or radiation or radioactive contamination; or

b.	It is carried out by means of the dispersal or application of pathogenic or poisonous biological or chemical materials; or

c.	Pathogenic or poisonous biological or chemical materials are released, and it appears that one purpose of the Certified Act of Terrorism was to release such materials,
“Certified Act of Terrorism” shall have the meaning currently set forth in Section 102(1)(A) of TRIA or as hereafter amended.

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INTERESTS AND LIABILITIES AGREEMENT
(hereinafter referred to as the “Agreement”)
to the
WORKERS’ COMPENSATION CATASTROPHE EXCESS OF LOSS REINSURANCE
CONTRACT No. 2010300
(hereinafter referred to as the “Contract”)
between
PEERLESS INSURANCE COMPANY
(hereinafter referred to as the “Company”)
and
LIBERTY MUTUAL INSURANCE COMPANY
(hereinafter referred to as the “Subscribing Reinsurer”)
It is hereby agreed by and between the Company on the one part and the Subscribing Reinsurer on the other part that the Subscribing Reinsurer’s share in the interests and liabilities of the reinsurers as set forth in the attached Workers’ Compensation Catastrophe Excess of Loss Reinsurance Contract No. 2010300, effective 12:01 a.m., Local Standard Time, January 1, 2010, to which this Agreement is attached shall be for:
Exhibit A — First Excess of Loss — 55.00%

Exhibit B — Second Excess of Loss — 55.00%
The share of the Subscribing Reinsurer in the interests and liabilities of all reinsurers participating in said Contract shall be separate and apart from the shares of such other reinsurers to the said Contract. The interests and liabilities of the Subscribing Reinsurer shall not be joint with those of the other reinsurers and in no event shall the Subscribing Reinsurer participate in the interests and liabilities of the any other reinsurers participating in said Contract

Effective: 01/01/2010	Workers’ Compensation Catastrophe
Excess Of Loss Reinsurance
Agreement attaching to the
Reinsurance Contract No. 2010300 — January 1, 2010

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and the attached Workers’ Compensation Catastrophe Excess of Loss Reinsurance Contract to be executed in duplicate by their respective duly authorized officers;
In Keene, New Hampshire, this 26th day of April, 2010, for and on behalf of:

ATTEST:	PEERLESS INSURANCE COMPANY

/s/ Daniel P. Baker	/s/ Nancy C. Callender
Signature	Signature

Daniel P. Baker	Nancy C. Callender
Name	Name

AM VP — Mgr. Financial Services	AM VP — Mgr. Reinsurance Mgmt.
Title	Title
And in Boston, Massachusetts, this 3rd day of May, 2010, for and on behalf of:

ATTEST:	LIBERTY MUTUAL INSURANCE COMPANY

/s/ Lauren H. Covert	/s/ Elaine Caprio Brady

Signature	Signature

Lauren H. Covert	Elaine Caprio Brady
Name	Name

Director of Ceded Reinsurance	VP & Manager of Ceded Reinsurance
Title	Title

Effective: 01/01/2010	Workers’ Compensation Catastrophe
Excess Of Loss Reinsurance
Agreement attaching to the
Reinsurance Contract No. 2010300 — January 1, 2010